UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2010

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2010, Cadence Pharmaceuticals, Inc. (the “Company,” or “Cadence”) entered into a supplemental Supply Agreement (the “Agreement”) with Lawrence Laboratories (“LL”), an indirect wholly-owned subsidiary of Bristol-Myers Squibb Company (“BMS”) for the manufacture of commercial supplies of the finished drug product for OFIRMEV™ (acetaminophen) injection (the “Product”), for sale and distribution by Cadence in the United States and Canada.

The Agreement is intended to complement Cadence’s existing supply arrangement for OFIRMEV with Baxter Healthcare Corporation (“Baxter”), and Baxter will continue as the primary supplier for the Product.

Bristol-Myers Squibb Srl (“BMS Anagni”), an indirect subsidiary of BMS located in Anagni, Italy, will manufacture the Product on behalf of LL. Cadence believes that the geographic diversification of the Company’s manufacturing operations afforded by the arrangement with LL supports its corporate risk management objectives. BMS Anagni also currently manufactures intravenous acetaminophen for sale and distribution by BMS and its affiliates in a number of countries outside of the U.S. and Canada.

Following the execution of the Agreement, Cadence submitted a supplemental new drug application (“sNDA”) to the U.S. Food and Drug Administration (“FDA”), seeking the approval of the BMS Anagni facility as an additional manufacturing site for OFIRMEV. The Company expects that the successful completion of an FDA inspection of the BMS Anagni facility will be required prior to approval of the submission, and estimates a four to six-month review period.

Pursuant to the terms of the Agreement, LL will receive from the Company a set price for the Product purchased, which prices may be adjusted by LL, subject to specified limitations. In addition, Cadence is obligated to purchase a minimum number of units each year following regulatory approval of Product manufactured by LL, or pay LL an amount equal to the per-unit purchase price less LL’s average material and direct labor costs for the Product, multiplied by the amount of the shortfall.

The Agreement also requires Cadence to pay LL for any validation batches required by the Company, not to exceed a specified rate, and for all additional services requested to support the development and submission of the sNDA for the Product, at a specified hourly rate.

The Agreement has an initial term that ends upon the 36-month anniversary of the date on which the sNDA is approved, unless the Agreement is terminated sooner: (a) by the mutual agreement of the parties, (b) by either party for convenience following eighteen months’ prior written notice of termination to the other party, (c) upon the termination of Cadence’s license agreement for the product with BMS, or (d) upon the dissolution or termination of Cadence, other than in connection with or following the assignment of the Agreement. In addition, either party may terminate the Agreement: (y) within 60 days, after written notice in the event of a material uncured breach of the Agreement by the other party, or (z) immediately, if the other party becomes insolvent or admits in writing its inability to pay its debts as they become due, files a petition for bankruptcy, makes an assignment for the benefit of its creditors or has a receiver or other court officer appointed for its properties or assets.

If the Agreement is terminated by Cadence for its convenience or by LL due to Cadence’s material breach of the agreement, Cadence will reimburse LL for: (a) any product ordered under a firm order and received by the Company, and (b) any inventory of materials used to manufacture the Product that are specific to the Product and that LL is unable to reasonably utilize. Additionally, the Company’s minimum purchase requirement for the year in which the termination takes effect will be reduced proportionally, and Cadence will not be required fulfill the minimum purchase requirement for any subsequent contract year. If the Agreement is terminated for any reason other than by Cadence for its convenience or by LL due to Cadence’s material breach of the agreement, Cadence will not be required to reimburse LL for any inventory of materials used to manufacture the Product, and will have no obligation to purchase the minimum purchase requirement for the year in which the termination takes effect, or for any subsequent contract year.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and its incorporated herein by this reference. The Company has requested confidential treatment on certain portions of the Agreement.

Forward-Looking Statements

Cadence cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Such forward-looking statements include statements regarding: Cadence’s belief that entering into the Agreement will introduce geographic diversification, mitigate risk and complement its existing supply arrangement; and the anticipated time for review of the sNDA. All such forward-looking statements are based on Cadence’s current beliefs and expectations, and should not be regarded as a representation by Cadence that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in the company’s business, including, without limitation: our dependence entirely upon our contract manufacturers to produce OFIRMEV; our ability to ensure an adequate and continued supply of OFIRMEV to successfully launch commercial sales or meet anticipated market demand; the potential that our contract manufacturers will fail to meet our requirements for OFIRMEV, or fail to fully comply with GMP regulations, in which case we could lose potential revenues; the risk of early termination of our agreements with either of our contract manufacturers; the potential that any failure to comply with applicable regulations may result in a delay or suspension of approval of the sNDA relating to the BMS Anagni facility as well as potential for fines and civil penalties, suspension of production, or product seizure or recall; and other risks detailed in Cadence’s periodic public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Cadence undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1†	Supply Agreement between Lawrence Laboratories and Cadence Pharmaceuticals, Inc.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this report and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ WILLIAM R. LARUE
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: December 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Supply Agreement between Lawrence Laboratories and Cadence Pharmaceuticals, Inc.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this report and submitted separately to the Securities and Exchange Commission.